Exhibit 10.1
RELEASE AND INDEMNITY AGREEMENT

This Release and Indemnity Agreement ("Agreement") is made as of the 31st day of August, 2004, by and between Tradequest International, Inc., a Mississippi corporation (the "Company") and Randall K. Read (the "Controlling Stockholder").

RECITALS

A.    The Company is selling 40,278,490 shares (the "Shares") of common stock, no par value per share (the "Common Stock") of the Company to Loyola Holdings, Inc. and Margot Hutchinson (the "Purchasers") pursuant to a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement").

B.    The Company and the Controlling Stockholder are entering into this Agreement pursuant to Section 2.3.13 of the Stock Purchase Agreement.

AGREEMENT

It is agreed as follows:

1.    RELEASE, INDEMNITY, AND COOPERATION.

1.1    Release by Controlling Stockholder. The Controlling Stockholder, on behalf of himself and his agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through them, and all persons acting by, through, under or in concert with any of them (the "Releasing Parties") hereby irrevocably and unconditionally forever release, remise, acquit and discharge the Company from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortious conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement which each of the Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against the Company (the "Released Claims").

1.1.1    The Controlling Stockholder acknowledges that he has been advised by his attorney and is familiar with and understand the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

1.1.2    The Controlling Stockholder hereby voluntarily and expressly waives and relinquishes each and every right or benefit which he may have under California Civil Code Section 1542, to the full extent that he may lawfully waive such rights. The Controlling Stockholder acknowledges that he may hereafter discover facts in addition to or different from those which he presently knows or believes to be true regarding the subject matter of the dispute and the other matters herein released, but agrees that he has taken that possibility into account and that it is his intention hereby to fully, finally and forever settle and release the matters, disputes and differences, now known or unknown, suspected or unsuspected, arising out of or in any way relating to the matters released pursuant to this Agreement.

1.2    Indemnification by Controlling Stockholder. The Controlling Stockholder shall indemnify and hold the Company and the Purchasers harmless in respect of any and all claims, demands, actions, causes of action, damages, losses, costs, liabilities or expenses (hereinafter referred to as "Claim") that existed, or is based on any action or inaction that occurred, prior to the Closing Date (as defined in the Stock Purchase Agreement).

1.3    Further Assurances; Cooperation. Each party hereto will execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company or the Purchasers, and without further consideration, the Controlling Stockholder will execute such documents as and take such action as the Company may reasonably deem necessary or desirable in order to timely prepare and file any future SEC Reports (as defined in the Stock Purchase Agreement) that the Company seeks to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

2.    CONSIDERATION.

2.1    Cash. In consideration for the covenants made by the Controlling Stockholder set forth in Section 1, the Company shall pay the Controlling Stockholder $102,500.00 concurrently with the execution of this Agreement (to the extent not already paid).

2.2    Royalty. In further consideration for the covenants made by the Controlling Stockholder set forth in Section 1, the Company agrees to assign to Controlling Stockholder all of its right, title, and interest in and to royalty income from the use of a retrieval system (the "Royalty"), all income derived from the use of the retrieval system, and the Controlling Stockholder agrees to assume all obligations under the Royalty and the use of the retrieval system.

2.3    Settlement Shares. In further consideration for the covenants made by the Controlling Stockholder set forth in Section 1, the Company agrees to issue 4,305,566 shares (the "Settlement Shares") of Common Stock to the Controlling Stockholder. In connection therewith, the Controlling Stockholder represents and warrants as follows:

1

2.3.1    Receipt and Review of SEC Reports. The Controlling Stockholder represents that he has received and reviewed the SEC Reports and has been given full and complete access to the Company for the purpose of obtaining such information as the Controlling Stockholder or his qualified representative have reasonably requested in connection with the decision to purchase the Settlement Shares. The Controlling Stockholder represents that he has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Settlement Shares, all as the Controlling Stockholder or his qualified representative have found necessary to make an informed investment decision to purchase the Settlement Shares.

2.3.2    Restricted Securities. The Controlling Stockholder has been advised that the Settlement Shares have not been registered under the Securities Act or any other applicable securities laws and that the Settlement Shares are being offered and sold pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance upon these exemptions is predicated in part on the Controlling Stockholder’s representations as contained herein.

(a)    The Controlling Stockholder is an "accredited investor" as defined under Rule 501 under the Securities Act.

(b)    The Controlling Stockholder acknowledges that the Settlement Shares have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be sold as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Settlement Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

(c)    The Controlling Stockholder is acquiring the Settlement Shares for his own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner that would require registration under the Securities Act or any state securities laws.

(d)    The Controlling Stockholder understands and acknowledges that the Settlement Shares will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

(e)    The Controlling Stockholder acknowledges that an investment in the Settlement Shares is not liquid and is transferable only under limited conditions. The Controlling Stockholder acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Controlling Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Settlement Shares.

2.3.3    Controlling Stockholder Sophistication and Ability to Bear Risk of Loss. The Controlling Stockholder acknowledges that he is able to protect his interests in connection with the acquisition of the Settlement Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Controlling Stockholder’s financial condition. The Controlling Stockholder otherwise has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Settlement Shares.

2.3.4    Purchases by Groups. The Controlling Stockholder represents, warrants, and covenants that he is not acquiring the Settlement Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

3.    DELIVERIES.

3.1    Deliveries by Company. At the Closing (as defined in the Stock Purchase Agreement), the Company shall deliver or cause to be delivered all of the following to the Controlling Stockholder:

3.1.1    The cash set forth in Section 2.1 (to the extent not already paid);

3.1.2    The certificates representing the Settlement Shares, in definitive form and registered in the name of the Controlling Stockholder; and

3.1.3    such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

3.2    Controlling Stockholder Deliveries. At the Closing (as defined in the Stock Purchase Agreement), the Controlling Stockholder will deliver to the Company such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

2

4.    MISCELLANEOUS.

4.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

4.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

4.3    Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.4    Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.5    Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Controlling Stockholder.

4.6    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Controlling
Stockholder:         Randall K. Read
    6141 South, 2300 East
    Salt Lake City, UT 84121

If to the Company:     Tradequest International, Inc.
   8880 Rio San Diego Drive, 8th Floor
   San Diego, CA 92108

4.7    Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:	Tradequest International, Inc.

	By:	/s/ Randall K. Read
Randall K. Read
Title: President

CONTROLLING STOCKHOLDER:	Randall K. Read

	By:	/s/ Randall K. Read

(Signature Page to Release and Indemnity Agreement)

4